UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2015

RTI SURGICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31271	59-3466543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida	32615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 14, 2015, RTI Surgical, Inc. held the 2015 Annual Meeting. All matters submitted to a vote of the Company’s stockholders as described in the proxy statement furnished to stockholders in connection with the annual meeting, which was filed with the Securities and Exchange Commission on March 9, 2015, were approved. The number of shares of common stock entitled to vote at the annual meeting was 68,726,845. The number of shares of common stock present or represented by valid proxy was 51,042,563. At the 2015 Annual Meeting, the Company’s stockholders took the following actions:

1. Election of Directors — Stockholders elected five Class I directors, Dean H. Bergy, Philip R. Chapman, Peter F. Gearen, M.D., Adrian J. R. Smith and Shirley A. Weis, to serve on the Company’s board of directors and hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified. The number of votes cast for each of these individuals is as set forth below:

Name	Number of Votes For	Number of Votes Withheld
Dean H. Bergy	44,370,131	6,672,432
Philip R. Chapman	47,079,024	3,963,539
Peter F. Gearen, M.D.	47,405,638	3,636,925
Adrian J. R. Smith	47,076,824	3,965,739
Shirley A. Weis	47,397,175	3,645,388

2. To approve and adopt the RTI Surgical, Inc. 2015 Incentive Compensation Plan — Stockholders approved and adopted the RTI Surgical, Inc. 2015 Incentive Compensation Plan as disclosed in the proxy statement. The vote totals for the approval and adoption of the RTI Surgical, Inc. 2015 Incentive Compensation Plan were 43,268,281 shares for, 5,054,775 shares against and 2,719,507 share abstentions.

3. Advisory Vote on Executive Compensation Program (the “Say on Pay Vote”) — Stockholders approved (on an advisory basis) the compensation of the Company’s named executive officers, as disclosed in the proxy statement. The vote totals for the Say on Pay Vote were 47,460,497 shares for, 850,222 shares against and 2,731,844 share abstentions.

Banks and brokers were not eligible to vote shares for which they did not receive instructions from the beneficial owners thereof on these proposals. The final report of the inspector of election indicated that there were no broker non-votes on any of these proposals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI SURGICAL, INC.

Date: April 16, 2015	By:	/s/ Robert P. Jordheim
	Name:	Robert P. Jordheim
	Title:	Executive Vice President and Chief Financial Officer